EXHIBIT (12)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                  =============================================
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------
                               Millions of Dollars
                                                                                                           Nine Months
                                                                Years Ended June 30                        Ended Mar. 31
                                                   ------------------------------------------------      -------------------
                                                  1990      1991      1992      1993      1994           1994      1995
                                                  --------- --------- --------- --------- ---------      --------- ---------
EARNINGS AS DEFINED
- -------------------
  Earnings from operations before income taxes
    after eliminating undistributed earnings
    of 20% to 50% owned affiliates                $2,401    $2,652    $2,870    $  294    $3,307         $2,761    $3,357

  Fixed charges excluding capitalized interest       480       435       584       631       569            430       438
                                                  --------  --------  --------  --------  --------       --------  --------

    TOTAL EARNINGS, AS DEFINED                    $2,881    $3,087    $3,454    $  925    $3,876         $3,191    $3,795
                                                  ========  ========  ========  ========  ========       ========  ========

FIXED CHARGES, AS DEFINED
- -------------------------
  Interest expense                                $  442    $  395    $  510    $  552    $  482         $  367    $  368
  1/3 of rental expense                               38        40        74        79        87             63        70
                                                  --------  --------  --------  --------  --------       --------  --------
                                                     480       435       584       631       569            430       438
  Capitalized interest                                 3        17        25        25        19             15         8
                                                  --------  --------  --------  --------  --------       --------  --------
    TOTAL FIXED CHARGES, AS DEFINED               $  483    $  452    $  609    $  656    $  588         $  445    $  446
                                                  ========  ========  ========  ========  ========       ========  ========

    RATIO OF EARNINGS TO FIXED CHARGES               6.0       6.8       5.7       1.4       6.6            7.2       8.5

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